Exhibit 10.1

WAYSIDE TECHNOLOGY GROUP, INC.

2012 STOCK-BASED COMPENSATION PLAN

1.                                      Purpose

This 2012 Stock-Based Compensation Plan (the “Plan”) has been established by Wayside Technology Group, Inc. (the “Company”) (i) to attract and retain persons eligible to participate in the Plan; (ii) motivate Participants (as defined herein), by means of appropriate incentives, to achieve long-range goals; and (iii) link participants’ interests with those of the Company’s stockholders through compensation that is based on the common stock, and thereby promote the continued growth and financial success of the Company.

2.                                      Definitions

For purposes of the Plan, the following terms shall have the meanings set forth below:

(a)                                 “Award” means an Option, SAR, Stock Bonus, Restricted Stock, Deferred Stock, Stock Unit or other equity-based award granted under the terms of the Plan.

(b)                                 “Award Agreement” means an agreement, in such form and including such terms as the Committee in its sole discretion shall determine, evidencing an Award.

(c)                                  “Award Formula” means as to any performance period, a formula or matrix, if applicable, established by the Committee pursuant to this Plan, and in accordance with the requirements of Section 162(m) of the Code, in order to determine the Awards (if any) to be paid to Executive Participants and certain other Participants. The formula or matrix may differ from Participant to Participant.

(d)                                 “Board” means the Board of Directors of Wayside Technology Group, Inc.

(e)                                  “Cause” means: (i) the Participant’s conviction of any crime (whether or not involving the Company) constituting a felony in the jurisdiction involved; (ii) conduct of the Participant related to the Participant’s employment or service for which either criminal or civil penalties against the Participant or the Company may be sought; (iii) material violation of the Company’s policies, including but not limited to those relating to sexual harassment, the disclosure or misuse of confidential information, or those set forth in Company manuals or statements of policy; (iv) serious neglect or misconduct in the performance of the Participant’s duties for the Company or willful or repeated failure or refusal to perform such duties.

If, subsequent to a Participant’s termination of employment or service (whether voluntary or involuntary) without Cause, it is discovered that the Participant’s employment or service could have been terminated for Cause, such Participant’s employment or service shall be deemed to have been terminated for Cause. A Participant’s termination of employment or service for Cause shall be effective as of the date of the occurrence of the event giving rise to Cause, regardless of when the determination of Cause is made.

(f)                                   “Change in Control” means a change in control of a nature that would be required to be reported in response to Item 1 of a Current Report on Form 8-K as in effect on the date the Plan becomes effective under section 13 or 15(d) of the Exchange Act, provided that, without limitation, a Change in Control shall be deemed to have occurred if:

(i)                                   Any “Person” (as such term is used in sections 13(d) and 14(d) of the Exchange Act), other than:

(1)                                 Wayside Technology Group, Inc.,

(2)                                 any Person who on the date hereof is a director or officer of Wayside Technology Group, Inc., or

(3)                                 a trustee or fiduciary holding securities under an employee benefit plan of Wayside Technology Group, Inc., is or becomes the “beneficial owner,” (as defined in Rule 13-d3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities; or

(ii)                                During any period of two consecutive years during the term of this Plan, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period; or

(iii)                             The stockholders of the Company approve: (A) a plan of complete liquidation of the Company; or (B) an agreement for the sale or disposition of all or substantially all of the Company’s assets; or (C) a merger, consolidation, or reorganization of the Company with or involving any other corporation, other than a merger, consolidation, or reorganization (collectively, a “Transaction”), that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), at least 50% of the combined voting power of the voting securities of the Company (or the surviving entity, or an entity which as a result of the Transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) outstanding immediately after the Transaction.

(g)                                  “Code” means the Internal Revenue Code of 1986, as amended.  A reference to any provision of the Code shall include reference to any successor provision of the Code.

(h)                                 “Committee” means the Compensation Committee of the Board; provided, however, that the Committee shall at all times have at least two members, all of whom are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act, “outside directors” within the meaning of section 162(m) of the Code, and independent within the meaning of any applicable stock exchange rule.

(i)                                     “Common Stock” means the common stock of Wayside Technology Group, Inc., par value $0.01 per share.

(j)                                    “Company” means Wayside Technology Group, Inc. and any “subsidiary corporation” (as that term is defined in Code section 424(f)) with respect to Wayside Technology Group, Inc.

(k)                                 “Deferred Stock” means an Award made under Section 7 to receive Common Stock at the end of a specified Deferral Period.

(l)                                     “Deferral Period” means the period during which the receipt of a Deferred Stock Award under Section 7 will be deferred.

(m)                             “Disability” means a disability described in section 422(c)(6) of the Code.

(n)                                 “Employee” means an officer or salaried employee of the Company providing key services to the Company, including a director who is such an employee. Employee shall also include individuals of the Company who are not salaried employees, but who receive Awards under the Plan conditioned on their becoming an Employee.

(o)                                 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p)                                 “Executive Participant” means a Participant who is reasonably expected to be a “covered employee” within the meaning of Section 162(m)(3) of the Code with respect to any Performance Period in which the Company would be entitled to take a compensation deduction for an Actual Award to such Participant (determined without regard to the limitation on deductibility imposed by Section 162(m)).

(q)                                 “Fair Market Value” of Common Stock on any given date shall be determined according to the following rules:

(1)                                 If the Common Stock is at the time listed or admitted to trading on any stock exchange, then the “Fair Market Value” shall be the mean between the highest and lowest prices of the Common Stock on the date in question on the principal national securities exchange on which it is then listed or admitted to trading.  If no reported sale of Common Stock takes place on the date in question on the principal exchange, then the reported closing asked price of the Common Stock on such date on the principal exchange shall be determinative of “Fair Market Value.”

(2)                                 If the Common Stock is not at the time listed or admitted to trading on a stock exchange, the “Fair Market Value” shall be the mean between the highest reported asked price and lowest reported bid price of the Common Stock on the date in question in the over-the-counter market, as such prices are reported in a publication of general circulation selected by the Committee and regularly reporting the market price of Common Stock in such market.

(ii)                                  If the Common Stock is not listed or admitted to trading on any stock exchange or traded in the over-the-counter market, the “Fair Market Value” shall be as determined in good faith by the Committee.

(r)                                    “Incentive Stock Option” means an Option that meets the requirements of an incentive stock option as defined in section 422 of the Code.

(s)                                   “Option” means the right granted under Section 6 to purchase Common Stock for a specified period of time at a stated price.  An Option may be an Incentive Stock Option or a Non-Qualified Stock Option.

(t)                                    “Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.

(u)                                 “Participant” means an Employee, director or consultant who is eligible to participate in the Plan in accordance with Section 3 and to whom an Award is granted under the Plan.

(v)                                 “Performance Goal” means an objective and measurable performance goal determined by the Committee, in its discretion, to be applicable to Executive Participants, and if the Committee deems appropriate, certain other Participants, for a specified performance period (but that is substantially uncertain to be met before the grant of the Award, and is set by the Committee in writing no later than the 90th day of such performance period, or if earlier, the date prior to the date upon which 25% of such performance period has elapsed). As determined by the Committee, the Performance Goal for any Award may provide for a targeted level or levels of achievement using one or more of the following measures: (i) the price of the Common Stock; (ii) milestones related to or changes in the market share of the Company (or any business unit thereof); (iii) milestones related to or changes in sales by the Company (or any business unit thereof); (iv) earnings per share of Common Stock; (v) return on stockholder equity of the Company; (vi) milestones related to or changes in costs of the Company (or any business unit thereof); (vii) milestones related to or changes in cash flow of the Company (or any business unit thereof); (viii) return on total assets of the Company (or any business unit thereof); (ix) return on invested capital of the Company (or any business unit thereof); (x) return on net assets of the Company (or any business unit thereof); (xi) operating income of the Company (or any business unit thereof); or (xii) net income of the Company (or any business unit thereof).

(w)                               “Restricted Stock” means a share of Common Stock that is awarded under Section 8 and that is subject to the restrictions set forth in such Section.

(x)                                 “Restriction Period” means the period during which Restricted Stock is subject to forfeiture, which, if the Committee so provides may not expire until Retirement.

(y)                                 “Retirement” means: (i) with respect to a Participant who is an active participant in any qualified pension plan maintained by the Company, retirement with the Company under the provisions of such plan; and (ii) with respect to any other Participant, termination of employment or service (with respect to directors, but not consultants) with the Company under the procedures established by the Committee.

(z)                                  “SAR” means a stock appreciation right awarded under Section 10 and subject to the terms and conditions contained therein.

(aa)                          “Stock Unit” means the right granted under Section 11 to receive cash equal to the Fair Market Value of a share of Common Stock multiplied by the number of Stock Units awarded.  For purposes of this Plan, fractional Stock Units, measured to the nearest four decimal places, may be credited.

(bb)                          “Stock Bonus” means an award of a bonus payable in shares of Common Stock under Section 9.

(cc)                            “Ten Percent Stockholder” means a person who on any given date owns, either directly or indirectly (taking into account the attribution rules contained in Code section 424(d)), stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any subsidiary corporation under Code section 424(f).

3.                                      Eligibility

Any Employee, non-Employee director of the Company or key consultant to the Company who is designated by the Committee as eligible to participate in the Plan shall be eligible to receive an Award under the Plan, provided that an Incentive Stock Option may only be granted to an Employee of the Company.

4.                                      Administration and Implementation of the Plan

(a)                                 Subject to Section 4(b), the Plan shall be administered by the Committee, which shall have full power to interpret and administer the Plan and full authority to act in selecting the Participants to whom Awards will be granted, in determining the times at which Awards will be granted, in determining the type and amount of Awards to be granted to each such Participant, the terms and conditions of Awards granted under the Plan (including whether Awards may be exchanged for cash, made on a tandem basis, or deferrable or transferable by a Participant) and the terms of agreements which will be entered into with Participants.  The Committee shall have the power to establish different terms and conditions with respect to (i) the various types of Awards granted under the Plan, (ii) the granting of the same type of Award to different Participants (regardless of whether the Awards are granted at the same time or at different times), and (iii) the establishment of different Performance Goals and Award Formulas for different Participants.

(b)                                 The Committee shall not have the power to make or grant Awards to non-Employee directors of the Company. The Company’s Nominating and Corporate Governance Committee shall have the authority to make recommendations to the full Board regarding Awards that should be made to non-Employee directors of the Company. The full Board shall have sole and absolute authority to make Awards to non-Employee directors hereunder, upon the Nominating and Corporate Governance Committee’s recommendation.  Awards made to non-Employee directors shall be subject to the other provisions of the Plan and shall be administered by the Committee, unless the full Board provides otherwise.

(c)                                  The Committee, in its sole discretion, will establish an Award Formula for purposes of determining Awards (if any) intended as “qualified performance-based compensation” within the meaning of Section 162(m) of the Code to each Executive Participant for each performance period. The Committee will establish each such Award Formula with sufficient specificity to satisfy the requirements of Section 162(m) of the Code at a time when the attainment of the related Performance Goals are substantially uncertain, and in no event later than the 90th day of such performance period, or if earlier, the date prior to the date upon which 25% of such performance period has elapsed. Each Award Formula will (a) be in writing and (b) provide for the payment of an Executive Participant’s actual Award based on whether or the extent to which the Performance Goals for the performance period are achieved. Notwithstanding the foregoing, in no event will an Executive Participant’s actual Award under this Plan for any performance period exceed the maximum possible award established pursuant to Section 5 of this Plan. Notwithstanding anything to the contrary in this Plan, in determining the actual Award for any Executive Participant, the Committee, in its sole discretion, may reduce (but not increase) the award payable to any Executive Participant below the award which otherwise would be payable under the Award Formula.

(d)                                 The Committee shall have the power to adopt regulations for carrying out the Plan (including regulations regarding the form and timing of elections and notices under the Plan) and to make changes in such regulations as it shall, from time to time, deem advisable. Any interpretation by the Committee of the terms and provisions of the Plan (including determinations of existence Cause and Disability hereunder) and the administration thereof, and all action taken by the Committee shall be final, binding and conclusive for all purposes and upon all Participants.

(e)                                  The Committee may condition the grant of any Award or the lapses of any Deferral Period or Restriction Period (or any combination thereof) upon the Participant’s achievement of a Performance Goal that is established by the Committee before the grant of the Award. The Committee shall have the discretion to determine the specific targets with respect to each of these categories of Performance Goals. Before granting an Award or permitting the lapse of any Deferral Period or Restriction Period, the Committee shall certify that an individual has satisfied the applicable Performance Goal.

(f)                                   The Committee, in its sole discretion, may specify that the achievement of the Performance Goals will be determined without regard to the negative or positive effect of certain events, including, without limitation, any of the following: (i) charges for “extraordinary items” and other unusual or non-recurring items of loss or gain; (ii) asset impairments; (iii) litigation or claim judgments or settlements; (iv) changes in the Code or tax rates; (v) changes in accounting principles from the methods used in the Company’s regular reports and financial statements; (vi) changes in other laws, regulations or other provisions affecting reported results; (vii) charges relating to restructurings, discontinued operations, severance and contract termination and other costs incurred in rationalizing certain business activities; (viii) gains or losses from the acquisition or disposition of businesses or assets or from the early extinguishment of debt; (ix) any recapitalization, reorganization, stock split or dividend, merger, acquisition, divestiture, consolidation, spin-off, combination, liquidation, dissolution or other similar corporate transaction; and (x) foreign currency exchange gains or losses; provided that any such determination by the Committee with respect to a Executive Participant shall be made in a manner that is consistent with the provisions of Section 162(m) of the Code and the regulations and guidance promulgated thereunder.

(g)                                  Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it.  Any such allocation or delegation may be revoked by the Committee at any time.

(h)                                 The Committee may employ attorneys, consultants, accountants and other service providers.  The Committee, the Board, the Company and the Company’s officers shall be entitled to rely upon the advice and opinions of any such person.  No member of the Committee or the Board shall be personally liable for any action, determination or interpretation made with respect to the Plan and all members of the Committee and the Board shall be fully protected by the Company in respect of any such action, determination or interpretation in the manner provided in the Company’s bylaws.

5.                                      Shares Subject to the Plan

(a)                                 Subject to the following provisions of this Section, the maximum number of shares that may be delivered to Participants (or, if applicable, their heirs, legatees or permitted transferees) under the Plan shall not exceed 600,000 shares of Common Stock. Any shares issued under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.

(b)                                 Any shares of Common Stock issued under the Plan that are forfeited because of the failure to meet an Award contingency or condition shall again be available for delivery pursuant to new Awards granted under the Plan. However, to the extent any shares of Common Stock covered by an Award are not delivered to a Participant (or, if applicable, his heir, legatee or permitted transferee) because the Award is forfeited or canceled, or the shares are not delivered because the Award is settled in cash, such shares shall be deemed to have been delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan.

(c)                                  If the Exercise Price of any Option granted under the Plan is satisfied by tendering shares of Common Stock to the Company (by either actual delivery or by attestation), only the number of shares issued net of the shares of Common Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan.

(d)                                 Shares of Common Stock delivered under the Plan in settlement, assumption or substitution of outstanding awards (or obligations to grant future awards) under the plans or arrangements of another entity shall not reduce the maximum number of shares of Common Stock available for delivery under the Plan, to the extent that such settlement, assumption or substitution is a result of the Company acquiring another entity (or an interest in another entity).

(e)                                  Subject to the other provisions of this Section, the following additional maximums are imposed under the Plan.

(1)                               The maximum number of shares of Common Stock that may be covered by Awards granted to any one individual under Sections 6 and 10 (relating to Options and SARs) shall be 300,000 shares during any calendar year.

(2)                               The maximum aggregate Award, or payment that can be made for Awards, granted to or earned by any one individual during any calendar year under Sections 7, 8, 9 and 11 (relating to Deferred Stock, Restricted Stock, Stock Bonus and Stock Units) for any single or combined Performance Goals established for any performance period shall be $1,000,000, as determined by reference to the Fair Market Value on the date of grant of the Award.

6.                                      Options

The Committee may grant Options under the Plan.  Options shall be evidenced by a written Award Agreement.  Such Award Agreements shall conform to the requirements of the Plan, and may contain such other provisions as the Committee shall deem advisable.  The grant of Options shall comply with and be subject to the following terms and conditions:

(a)                                 Identification of Options.  Each Option granted under the Plan shall be clearly identified in the applicable Award Agreement as either an Incentive Stock Option or as a Non-Qualified Stock Option.  In the absence of such identification, an Option shall be deemed to be a Non-Qualified Stock Option.

(b)                                 Number of Options.  Subject to Section 5(e), the Award Agreement for each Option award shall specify the number of shares of Common Stock that a Participant may receive with respect to the Participant’s option.

(c)                                  Exercise Price.  The price per share at which Common Stock may be purchased upon exercise of an Option shall be determined by the Committee, but shall be not less than the Fair Market Value of a share of Common Stock on the date of grant.  In the case of any Incentive Stock Option granted to a Ten Percent Stockholder, the option price per share shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date of grant.

(d)                                 Term and Exercise of Options.

(1)                                 An Award Agreement shall specify when an Option may be exercisable and the terms and conditions applicable thereto.  The term of an Option shall in no event be greater than ten years.

(2)                                 An Option may be exercised only for a whole number of shares of Common Stock.  The Committee shall establish the time and the manner in which an Option may be exercised.  The option price of the shares of Common Stock received upon the exercise of an Option shall be paid within three days of the date of exercise:  (i) in cash or, (ii) in cash received from a broker-dealer whom the Participant has authorized to sell all or a portion of the Common Stock covered by the Option, or (iii) with the consent of the Committee, in whole or in part in shares of Common Stock held by the Participant for at least six months and valued at their Fair Market Value on the date of exercise.  With the consent of the Committee, payment upon the exercise of a Non-Qualified Option may be made in whole or in part by Restricted Stock which has been held by the Participant for at least six months (based on the Fair Market Value of the Restricted Stock on the date the Option is exercised, as determined by the Committee).  In such case the Common Stock to which the Option relates shall be subject to the same forfeiture restrictions originally imposed on the Restricted Stock exchanged therefor.

(e)                                  Limitations on Grants of Incentive Stock Options.

(1)                                 Each provision of the Plan and each Award Agreement relating to an Incentive Stock Option shall be construed so that each Incentive Stock Option shall be an incentive stock option as defined in section 422 of the Code, and any provisions of the Option Agreement thereof that cannot be so construed shall be disregarded.  Only an Employee may be granted an Incentive Stock Option.  In no event may a Participant be granted an Incentive Stock Option which does not comply with such grant and vesting limitations as may be prescribed by section 422(b) of the Code.  Without limiting the foregoing, the aggregate Fair Market Value (determined as of the time the Option is granted) of the Common Stock with respect to which an Incentive Stock Option may first become exercisable by a Participant in any one calendar year under the Plan shall not exceed $100,000.

(2)                                 No Incentive Stock Option shall be transferable otherwise than by will or the laws of descent and distribution and, during the lifetime of the Participant, shall be exercisable only by the Participant.  Upon the death of a Participant, the person to whom the rights have passed by will or by the laws of descent and distribution may exercise an Incentive Stock Option only in accordance with this Section.

7.                                      Deferred Stock

The Committee may award Deferred Stock under the Plan, which shall be evidenced by an Award Agreement in such form as the Committee shall from time to time approve.  Deferred Stock Awards shall comply with and be subject to the requirements of Section 409A of the Code and the following terms and conditions:

(a)                                 Crediting of Deferred Stock.  Upon determination of the number of shares of Deferred Stock to be awarded to a Participant, the Committee shall direct that the same be credited to the Participant’s account on the books of the Company but that issuance and delivery of the same shall be deferred until the date or dates provided in Section 7(b).

(b)                                 Deferral Period and Performance Goals.

(1)                                 The Committee may condition the grant of an Award of Deferred Stock or the expiration of the Deferral Period upon the Participant’s achievement of one or more Performance Goal(s) specified in the Award Agreement.  If the Participant fails to achieve the specified Performance Goal(s), the Committee shall not grant the Deferred Stock Award to the Participant, or the Participant shall forfeit the Award and no Common Stock shall be transferred to him pursuant to the Deferred Stock Award.

(2)                                 The Award Agreement shall specify the duration of the Deferral Period taking into account termination of employment or service on account of death, Disability, Retirement or Cause.  The Deferral Period may consist of one or more installments.  At the end of the Deferral Period or any installment thereof the shares of Deferred Stock applicable to such installment credited to the account of a Participant shall be issued and delivered to the Participant (or, if applicable, his heir, legatee or permitted transferee) in accordance with the terms of the Award Agreement.  Notwithstanding the Deferral Period provided in an Award Agreement, the Committee may accelerate the delivery of all or any part of a Deferred Stock Award or waive the deferral limitations for all or any part of a Deferred Stock Award.

(c)                                  Voting Rights and Dividends.

(1)                                 Prior to issuance and delivery, the Participant shall have no rights as a stockholder with respect to any shares of Deferred Stock credited to the Participant’s account.

(2)                                 Amounts equal to any dividends declared during the Deferral Period with respect to the number of shares covered by a Deferred Stock Award will be paid to the Participant currently, or deferred and deemed to be reinvested in additional Deferred Stock, or otherwise reinvested on such terms as are determined at the time of the Award and specified in the Award Agreement.

8.                                      Restricted Stock

The Committee may award shares of Restricted Stock.  Each grant of shares of Restricted Stock shall be evidenced by Award Agreements in such form and containing such terms and conditions and subject to such agreements or understandings as the Committee shall from time to time approve.  Each grant of shares of Restricted Stock shall comply with and be subject to the following terms and conditions:

(a)                                 Terms of Restricted Stock.  The Award Agreement for a grant of Restricted Stock shall conform to the requirements of the Plan, and shall specify (i) the number of shares of Common Stock subject to the Award, (ii) the Restriction Period applicable to the Award, (iii) the events that will give rise to a forfeiture of the Award, and (iv) the Performance Goals, if any, that must be achieved in order for the restriction to be removed from the Award.  The agreement may contain such other provisions not inconsistent with the terms of the Plan as the Committee shall deem advisable.

(b)                                 Issuance of Certificates.  The Committee shall direct that a certificate or certificates representing the number of shares of Common Stock be issued to the Participant with the Participant designated as the registered owner.  The certificate(s) representing such shares shall be legended as to restrictions on the sale, transfer, assignment, pledge or other encumbrances during the Restriction Period and deposited by the Participant, together with a stock power endorsed in blank, with the Company.

(c)                                  Satisfaction of the Restriction Period.  At the end of the Restriction Period, the Committee shall determine, in light of the terms and conditions set forth in the Award Agreement, the number of shares of Restricted Stock with respect to which the restrictions imposed hereunder have lapsed.  The Restricted Stock with respect to which the restrictions shall lapse shall be converted to unrestricted Common Stock by the removal of the restrictive legends from the Restricted Stock.  Thereafter, Common Stock equal to the number of shares of the Restricted Stock with respect to which the restrictions hereunder shall lapse shall be delivered to the Participant (or, where appropriate, the Participant’s legal representative).

(d)                                 Voting Rights and Dividends.

(1)                                 Unless otherwise determined by the Committee, during the Restriction Period the Participant shall have the right to vote all shares of Restricted Stock.

(2)                                 Dividends will be authorized by the Company to be paid to the Participant during the period the restriction is enforced, subject to the same restrictions as the underlying shares upon which the restriction is declared.

9.                                      Stock Bonus

The Committee may grant Stock Bonuses in such amounts as it shall determine from time to time.  A Stock Bonus shall be paid at such time (including a future date selected by the Committee at the time of grant) and subject to such conditions as the Committee shall determine at the time of the grant of such Stock Bonus, including, if applicable, Section 14.  By way of example and not by way of limitation, the Committee may require, as a condition to the payment of a Stock Bonus, that the Participant or the Company achieve such performance criteria as the Committee may specify at the time of the grant.  Prior to the date on which a Stock Bonus awarded hereunder is required to be paid, such Award shall constitute an unfunded, unsecured promise by the Company to distribute Common Stock in the future.

10.                               Stock Appreciation Rights

The Committee may grant SARs under the Plan, which shall be evidenced by Award Agreements in such form as the Committee shall from time to time approve.  SARs shall comply with and be subject to the following terms and conditions:

(a)                                 Benefits Upon Exercise.

(1)                                 An SAR shall entitle the recipient to receive a payment equal to the excess of the Fair Market Value of the shares of Common Stock covered by the SAR on the date of exercise over the base price of the SAR.  Such payment may be in cash, in shares of Common Stock, in shares of Deferred Stock, in shares of Restricted Stock or any combination, as the Committee shall determine.  An SAR may be granted in tandem with all or a portion of a related Option under the Plan (“Tandem SAR”), or may be granted separately (“Freestanding SAR”).  A Tandem SAR may be granted either at the time of the grant of the Option or at any time thereafter during the term of the Option and shall be exercisable only to the extent that the related Option is exercisable.

(2)                                 Upon exercise of a Tandem SAR as to some or all of the shares of Common Stock covered by the grant, the related Option shall be canceled automatically to the extent of the number of shares of Common Stock covered by such exercise, and such shares shall no longer be available for purchase under the Option.  Conversely, if the related Option is exercised as to some or all of the shares of Common Stock covered by the grant, the related Tandem SAR, if any, shall be canceled automatically to the extent of the number of shares of Common Stock covered by the Option exercise.

(b)                                 Exercise Price.  The base price of a Tandem SAR shall be the option price under the related Option.  The base price of a Freestanding SAR shall be determined by the Committee at the time of the grant of such SAR but shall be not less than 100% of the Fair Market Value of the Common Stock on the date of grant of the Freestanding SAR.

(c)                                  Other Restrictions.  SARs shall generally be subject to the same terms, conditions and limitations applicable to Options granted under Section 6.

11.                               Stock Units

(a)                                  Grant of Stock Units.  Subject to the other terms of the Plan, the Committee shall, in its discretion as reflected by the terms of the applicable Award Agreement:  (i) authorize the granting of Stock Units to Participants and (ii) determine or impose other conditions to the grant of Stock Units under the Plan as it may deem appropriate.

(b)                                 Term.  The Committee may provide in an Award Agreement that any particular Stock Unit shall expire at the end of a specified term not to exceed 10 years.

(c)                                  Vesting.

(1)                                  Stock Units shall vest and first become exercisable according to the terms and conditions set forth in the Award Agreement, as determined by the Committee at the time of grant.  Stock Units may be payable upon termination of employment or service or upon other future event (including attainment of a Performance Goal).

(2)                                  Unless otherwise provided in the Award Agreement (except due to a termination for Cause), if a Participant terminates employment or service with the Company, any and all of the Participant’s Stock Units which have not vested prior to or as of such termination shall thereupon, and with no further action, be forfeited and cease to be outstanding.

(3)                                  If a Participant terminates employment or service with the Company for Cause, any and all of the Participant’s Stock Units which have not vested prior to or as of such termination shall thereupon, and with no further action, be forfeited and cease to be outstanding.

(d)                                 Settlement of Stock Units.

(1)                                  Each vested and outstanding Stock Unit shall be settled by the payment to the Participant of cash equal to the Fair Market Value of the Common Stock times the number of Stock Units to be settled.  The Fair Market Value shall be determined by reference to the date of termination or other future event as specified in the Award Agreement.

(2)                                  Unless otherwise provided in an Award Agreement, each Stock Unit shall be settled with a single-sum payment by the Company.

(3)                                  Unless otherwise provided in an Award Agreement and subject to Section 14, if applicable, the settlement date with respect to a Participant is the first day of the month to follow the Participant’s termination of employment or service.

(e)                                  Nature of Stock Units.  Stock Units are solely a device for the measurement and determination of the amounts to be paid to a Participant under the Plan.  Each Participant’s right in the Stock Units is limited to the right to receive payment, if any, as may herein be provided.  The Stock Units do not constitute Common Stock and shall not be treated as (or as giving rise to) property or as a trust fund of any kind; provided, however, that the Company may establish a mere bookkeeping reserve to meet its obligations hereunder or a trust or other funding vehicle that would not cause the Plan to be deemed to be funded for tax purposes or for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended.  The right of any Participant of Stock Units to receive payments by virtue of participation in the Plan shall be no greater than the right of any unsecured general creditor of the Company.  Nothing contained in the Plan shall be construed to give any Participant any rights with respect to Shares or any ownership interest in the Company.  Without limiting Section 8, no provision of the Plan shall be interpreted to confer any voting, dividend or derivative or other similar rights with respect to any Stock Units.

12.                               Other Equity-Based Awards

The Committee may grant other types of equity-based Awards in such amounts and subject to such terms and conditions, as the Committee shall in its sole discretion determine, subject to the provisions of the Plan.  Awards may entail the transfer of actual shares of Common Stock to Participants, or payment in cash or otherwise of amounts based on the value of shares of Common Stock.

13.                               Effect of Termination of Employment or Service on Awards

(a)                                  Options and SARs.

(1)                                  Unless otherwise provided in an applicable Award Agreement and subject to Section 6(e), in the event that the employment or service of a Participant with the Company shall terminate for any reason other than Retirement, Cause, Disability or death (i) Options or SARs or SARs granted to such Participant, to the extent that they were exercisable on the Participant’s termination date, shall remain exercisable until the expiration of 90 days after such termination date, on which date they shall expire, and (ii) Options or SARs or SARs granted to such Participant, to the extent that they were not exercisable on his termination date, shall expire at the close of business on such date; provided, however, that no Option or SAR shall be exercisable after the expiration of its term.

(2)                                  Unless otherwise provided in an applicable Award Agreement and subject to Section 6(e), in the event that the employment or service of a Participant with the Company shall terminate on account of the death of the Participant, all Options or SARs or SARs granted to such Participant, to the extent that they were exercisable on the Participant’s termination date, shall remain exercisable until the expiration of one year after such date, on which date they shall expire.

(3)                                  Unless otherwise provided in an applicable Award Agreement and subject to Section 6(e), in the event that the employment or service of a Participant with the Company shall terminate on account of the Disability or Retirement of the Participant, all Options or SARs or SARs granted to such Participant, to the extent that they were exercisable on the Participant’s termination date (or, in the case of Retirement such later date determined by the Committee), shall remain exercisable until the expiration of the term specified in their applicable Award Agreement, on which date they shall expire.

(4)                                  In the event of the termination of a Participant’s employment or service for Cause, all outstanding Options or SARs or SARs granted to such Participant shall expire at the commencement of business on the Participant’s termination date (or deemed termination under Section 2(e)).

(b)                                 Restricted Stock and Deferred Stock.

(1)                                  In the event that the employment or service of a Participant with the Company shall terminate for any reason (other than a termination that is for Cause) prior to the expiration of the Restriction Period or Deferral Period with respect to such shares of Restricted Stock or Deferred Stock, unless otherwise provided by the Committee in its sole discretion, such termination shall cause the immediate forfeiture of all shares of Restricted Stock, Deferred Stock or Stock Bonus that have not vested as of the Participant’s termination date.

(2)                                  In the event a Participant’s employment or service is or is deemed to have been terminated for Cause, all shares of Restricted Stock still subject to a Restriction Period and all shares of Deferred Stock still subject to a Deferral Period as of his termination date immediately shall be forfeited.

14.                               Deferral Election

Notwithstanding any provision of the Plan to the contrary, any Participant may elect, to the extent permitted by Section 409A of the Code, with the concurrence of the Committee and consistent with any rules and regulations established by the Committee, to defer to a specified date the receipt of unrestricted Common Stock (or a cash payment hereunder) that the Participant would otherwise be entitled to receive pursuant to an Award.  Such deferral may, at the Committee’s sole discretion, be made in accordance with the terms of a non-qualified deferred compensation plan maintained by the Company.  Notwithstanding such an election, the Committee may distribute the unrestricted Common Stock (or cash payment, if applicable) deferred by any Participant under this Section if the Committee determines, in its discretion, that the continued deferral of Common Stock hereunder is no longer in the best interest of the Company or that such deferred Award would be immediately taxable to the Participant.

15.                               Adjustments upon Changes in Capitalization

In the event of a reorganization, recapitalization, stock split, spin-off, split-off, split-up, stock dividend, issuance of stock rights, combination of shares, merger, consolidation or any other change in the corporate structure of the Company affecting Common Stock, any distribution to stockholders other than a cash dividend, or any change in the corporate structure of the Company (or any sub-unit of the Company), the Committee, in its discretion, shall make appropriate adjustment in the number and kind of shares authorized by the Plan and any other adjustments to outstanding Awards as it determines appropriate.  No fractional shares of Common Stock shall be issued pursuant to such an adjustment.  The Fair Market Value of any fractional shares resulting from adjustments under this Section shall, where appropriate, be paid in cash to the Participant.  The determinations and adjustments made by the Committee under this Section shall be conclusive.

16.                               Effect of a Change in Control

Unless otherwise provided by the Committee in an Award Agreement, any Award granted hereunder that has not been vested hereunder, or been canceled or forfeited under any provision of the Plan, shall become fully exercisable and vest immediately.  Any Awards deferred under Section 14 shall be paid prior to or as soon as practicable following a Change in Control, as determined by the Committee in its sole discretion.

17.                               Tax Withholding

Whenever the Company proposes or is required to issue or transfer shares of Common Stock under the Plan, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy any Federal, state or local withholding tax requirements prior to the delivery of any certificate for such shares, or in the discretion of the Committee, the Company may withhold from the shares to be delivered shares sufficient to satisfy all or a portion of such tax withholding requirements.  Whenever under the Plan payments are to be made in cash, such payments may be net of an amount sufficient to satisfy any Federal, state and local tax withholding requirements.

18.                               Section 409A

Awards, payments and distributions under the Plan are intended to comply with or be exempt from Section 409A of the Code, and, along with the Plan, shall be administered, construed and interpreted in accordance with such intent. To the extent that an Award and/or payment is subject to or exempt from Section 409A of the Code, it shall be awarded and/or paid in a manner that will comply with Section 409A of the Code or the applicable exemption from Section 409A, including any applicable regulations or guidance issued by the Secretary of the United States Treasury Department and the Internal Revenue Service with respect thereto. This Plan and any Award shall be interpreted and administered, when possible, to avoid the imposition on any Participant of any additional taxes, accelerated taxes, interest or penalty under Section 409A of the Code. If any provision of the Plan would, in the reasonable, good faith judgment of the Committee, result or likely result in the imposition on the Participant, a beneficiary or any other person of any additional tax, accelerated taxation, interest or penalties under Section 409A of the Code, the Committee may modify the terms of the Plan or any Award, or may take any other such action, without the Participant’s consent, in the manner that the Company and the Committee may reasonably and in good faith determine to be necessary or advisable to avoid the imposition of such additional tax, accelerated taxation, interest, or penalties or otherwise comply with Sections 409A of the Code. This Section 18 does not create an obligation on the part of the Company to modify the Plan or an Award and does not guarantee that an Award will not be subject to additional taxes, accelerated taxation, interest or penalties under Sections 409A of the Code. In no event shall the Company or any of its Subsidiaries be liable for any tax, interest or penalties that may be imposed on a Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code. Notwithstanding anything herein to the contrary, if a Participant is deemed on the date of his or her “separation from service” (as determined by the Company pursuant to Section 409A of the Code) to be one of the Company’s “specified employees” (as determined by the Company pursuant to Section 409A of the Code), then any portion of any of such Participant’s Awards that constitutes deferred compensation within the meaning of Section 409A of the Code, and is payable or distributable upon the Participant’s separation from service, shall not be made or provided prior to the earlier of (i) the six-month anniversary of the date of the Participant’s separation from service, or (ii) the date of the Participant’s death (the “Delay Period”). All payments and distributions delayed pursuant to this Section 18 shall be paid or distributed to the Participant within thirty (30) days following the end of the Delay Period, subject to applicable withholding, and any remaining payments and distributions due after the end of the Delay Period shall be paid or distributed in accordance with the payment or distribution schedule specified for such Participant.

19.                               Award Forfeiture Provision

Notwithstanding any other provision of this Plan to the contrary, the Committee may provide for the forfeiture of Awards under the Plan and the benefits derived therefrom, in the event a Participant (or, if applicable, his heir, legatee or permitted transferee) engages in conduct deemed to be harmful to, or not in the best interests of, the Company or if the Participant (or, if applicable, his heir, legatee or permitted transferee) fails to comply with any of the terms and conditions of the Plan or the agreement executed by such Participant (or, if applicable, his heir, legatee or permitted transferee) evidencing an Award, unless such failure is remedied by within ten days after having been notified of such failure by the Committee.  Such provisions shall be included in the Award Agreements approved from time to time by the Committee and may be waived by the Committee, or its duly appointed agent, as determined in the Committee’s sole discretion.

20.                               Transferability

(a)                                  Except as specifically provided in Section 19(b), no Awards may be transferred by the Participant otherwise than by will, by the laws of descent and distribution, and during the Participant’s lifetime an Option may be exercised only by him.  During the Restriction Period or Deferral Period, if applicable, immediately upon any attempt to transfer any rights under or to a share of Restricted Stock or Deferred Stock, such share, and all of the rights related thereto, shall be forfeited by the Participant and the transfer shall be of no force or effect.  Upon the death of a Participant, outstanding Awards granted to such Participant may be exercised (if applicable) only by those person or persons who shall have acquired such right to exercise by will or the laws of descent and distribution.  Such Awards shall be subject to the restrictions, conditions and limitations that were applicable to such Award at the time of the Participant’s death and such other restrictions, conditions and limitations that the Committee shall determine in its sole discretion upon the death of the Participant.

(b)                                 The Committee, in its discretion, may allow for transferability of Non-Qualified Options by the Participant to children, grandchildren, spouse or common law spouse, siblings or parents of the Participant or to bona fide trusts, partnerships or other entities controlled by and of which the beneficiaries are Immediate Family Members of the Participant (“Immediate Family Members”).  Any Awards that are transferable are further conditioned on the Participant and Immediate Family Members agreeing to abide by the Company’s then current transfer guidelines applicable to such types of Award.

21.                               Effective Date, Termination and Amendment

(a)                                  Subject to the approval of the stockholders of the Company at Wayside Technology Group, Inc.’s 2012 annual meeting of stockholders, the Plan shall be effective as of March 30, 2012 (the “Effective Date”).  The Plan shall remain in full force and effect until the earlier of ten years from the date of stockholder approval, or the date it is terminated by the Board.  The Board shall have the power to amend, suspend or terminate the Plan at any time, provided that no such amendment shall be made without stockholder approval to the extent such approval is required under section 422 of the Code, section 162(m) of the Code, the rules of a stock exchange or any other applicable law.  Termination of the Plan under this Section shall not affect Awards outstanding under the Plan at the time of termination.

(b)                                 The Committee shall have the power unilaterally and without approval of a Participant to amend an existing Award in order to carry out the purposes of the Plan so long as such an amendment does not take away any benefit granted to a Participant by the Award and as long as the amended Award comports with the terms of the Plan; provided, however, that prior to a Change in Control, if and to the extent that the Committee determines the

Company’s federal tax deduction in respect of an Award may be limited as a result of section 162(m) of the Code, the Committee may take any and all actions it deems necessary, in its sole and absolute discretion with respect to any Award (including the amendment, delay or cancellation of an Award to the detriment of a Participant) hereunder to eliminate or minimize the non-deductible portion of any Award.  Nothing herein shall restrict the Committee’s ability to exercise its discretionary authority pursuant to Section 4, which discretion may be exercised without amendment to the Plan or an Award.

22.                               Limitation of Implied Rights

(a)                                  Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Company whatsoever, including, without limitation, any specific funds, assets, or other property which the Company, in their sole discretion, may set aside in anticipation of a liability under the Plan.  A Participant shall have only a contractual right to the stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company.  Nothing contained in the Plan shall constitute a guarantee that the assets of such companies shall be sufficient to pay any benefits to any person.

(b)                                 Nothing contained in the Plan or any Award shall confer upon any Participant any right with respect to the continuation of his employment or service by the Company or interfere in any way with the right of the Company, subject to the terms of any separate agreement to the contrary, at any time to terminate such employment or service or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Award.

(c)                                  No person shall have any claim or right to receive an Award hereunder.  The Committee’s granting of an Award to a Participant at any time shall neither require the Committee to grant an Award to such Participant or any other Participant or other person at any time nor preclude the Committee from making subsequent grants to such Participant or any other Participant or other person.

(d)                                 No person shall have any rights as a stockholder with respect to any shares of Common Stock covered by or relating to any Award granted under this Plan until the date that the Participant becomes the registered owner of such shares.  Except as otherwise expressly provided in an Award Agreement, no adjustment to any Award shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

23.                               Securities Law Matters

The Company shall be under no obligation to effect the registration pursuant to the Securities Act of 1933, as amended, of any interests in the Plan or any shares of Common Stock to be issued hereunder or to effect similar compliance under any state laws.  Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Common Stock under the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded.  The Committee may require, as a condition of the issuance and delivery of certificates evidencing shares of

Common Stock under the terms hereof, that the recipient of such shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Committee, in its sole discretion, deems necessary or desirable.

(a)                                  The exercise of any Option granted hereunder shall be effective only at such time as counsel to the Company shall have determined that the issuance and delivery of shares of Common Stock pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded.  The Committee may, in its sole discretion, and in accordance with procedures established by the Committee, defer the effectiveness of any exercise of an Option granted hereunder in order to allow the issuance of shares of Common Stock pursuant thereto to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws.

(b)                                 It is intended that the Plan be applied and administered in compliance with Rule 16b-3 of the Exchange Act, as amended from time to time.  If any provision of the Plan would be in violation of Rule 16b-3 if applied as written, such provision shall not have effect as written and shall be given effect so as to comply with Rule 16b-3, as determined be the Committee and such provision may be amended or Award modified as determined in the sole discretion of the Committee.

24.                               Severability of Provisions

If any provision of this Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

25.                               Applicable Law

Except to the extent preempted by any applicable federal law, the Plan will be construed and administered in accordance with the laws of the Commonwealth of Delaware, without reference to the principles of conflicts of law.